Exhibit 26(n)(1)

            Consent of Independent Registered Public Accounting Firm

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the use in this Pre-Effective Amendment No. 1 under the Securities Act of 1933 and Amendment No. 16 under the Investment Company Act of 1940 to the registration statement on Form N-6 ("Registration Statement") of our report dated March 9, 2004, relating to the financial statements of Phoenix
Life Insurance Company, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

Hartford, Connecticut
February 3, 2005